Exhibit 25a
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             _________________


                                 FORM T-1

                 STATEMENT OF ELIGIBILITY UNDER THE TRUST
                  INDENTURE ACT OF 1939 OF A CORPORATION
                       DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
            TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                             _________________

                           THE BANK OF NEW YORK
            (Exact name of trustee as specified in its charter)


         New York                              13-5160382
(Jurisdiction of incorporation              (I.R.S. Employer
 if not a U.S. national bank)               Identification No.)

 48 Wall Street, New York, New York              10286
(Address of principal executive offices)       (Zip code)

                             _________________

                       ATLANTIC CITY ELECTRIC COMPANY
            (Exact name of obligor as specified in its charter)


    New Jersey                                            21-0398280
(State or other jurisdiction                (I.R.S. Employer
 of incorporation or organization)           Identification No.)

   6801 Black Horse Pike
   Egg Harbor Township, New Jersey                08234-4130
(Address of principal executive offices)         (Zip code)

                             _________________

                           First Mortgage Bonds*
                    (Title of the indenture securities)


     *Specific title(s) to be determined in connection with sale(s) of First Mortgage Bonds.
Item 1.   General Information.

            Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks          2 Rector Street, New York, N.Y.
 of the State of New York         10006 and Albany, N.Y. 12203
Federal Reserve Bank of New York             33 Liberty Plaza,
                                 New York, N.Y. 10045
Federal Deposit Insurance        550 17th Street, N.W.,
 Corporation                                 Washington, D.C. 20429
New York Clearing House
 Association                                 New York, N.Y.

      (b) Whether it is authorized to exercise corporate trust powers.
              Yes.

Item 2.    Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

              None. (See Note on page 2.)

Item 16.   List of Exhibits.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

1.- A copy of the Organization Certificate of The Bank of New
    York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.- A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-
    31019.)

6.- The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration
    Statement No. 33-44051.)

7.- A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.
                                   NOTE

         Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                 SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of March, 1997.


                                THE BANK OF NEW YORK



                             By:    MARY JANE MORRISSEY
                                 Mary Jane Morrissey
                                    Vice President

                                       EXHIBIT 7
                                                              (Page 1 of 3)

                    Consolidated Report of Condition of
                           THE BANK OF NEW YORK
                  of 48 Wall Street, New York, N.Y. 10286

    And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
ASSETS                                                        in Thousands

Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin. . . . . . . . . . . . . . . . . . .  $ 4,404,522
  Interest-bearing balances. . . . . . . . . . . . . . . . . . . .  732,833
Securities:
  Held-to-maturity securities. . . . . . . . . . . . . . . . . . .  789,964
  Available-for-sale securities. . . . . . . . . . . . . . . . . .2,005,509
Federal funds sold in domestic
  offices of the bank:
  Federal funds sold . . . . . . . . . . . . . . . . . . . . . . .3,364,838
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income . . . . . . . . . . . . . . . . . . . .  28,728,602
  LESS:  Allowance for loan and
    lease losses . . . . . . . . . . . . . . . . .     584,525
  LESS: Allocated transfer risk
    reserve. . . . . . . . . . . . . . . . . . . .         429
  Loans and leases, net of unearned
    income, allowance, and reserve . . . . . . . . . . . . . . . 28,143,648
Assets held in trading accounts. . . . . . . . . . . . . . . . .  1,004,242
Premises and fixed assets (including
  capitalized leases). . . . . . . . . . . . . . . . . . . . . . . .605,668
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . 41,238
Investments in unconsolidated subsid-
  iaries and associated companies. . . . . . . . . . . . . . . . .  205,031
Customers' liability to this bank on
  acceptances outstanding. . . . . . . . . . . . . . . . . . .      949,154
Intangible assets. . . . . . . . . . . . . . . . . . . . . . .      490,524
Other assets . . . . . . . . . . . . . . . . . . . . . . . . .    1,305,839
Total assets . . . . . . . . . . . . . . . . . . . . . . . . .  $44,043,010

                                                                  EXHIBIT 7
                                                              (Page 2 of 3)

LIABILITIES

Deposits:
  In domestic offices. . . . . . . . . . . . . . . . . . . . .  $20,441,318
  Noninterest-bearing. . . . . . . . . . . . . . . 8,158,472
  Interest-bearing . . . . . . . . . . . . . . . .12,282,846
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs . . . . . . . . . . . . . .   11,710,903
  Noninterest-bearing. . . . . . . . . . . . . . . . .46,182
  Interest-bearing . . . . . . . . . . . . . . . .11,664,721
Federal funds purchased in domestic
  offices of the bank:
  Federal funds purchased. . . . . . . . . . . . . . . . . . .    1,565,288
Demand notes issued to the U.S.
  Treasury . . . . . . . . . . . . . . . . . . . . . . . . . .      293,186
Trading liabilities. . . . . . . . . . . . . . . . . . . . . .      826,856
Other borrowed money:
  With original maturity of one year or less . . . . . . . . .    2,103,443
  With original maturity of more than
    one year . . . . . . . . . . . . . . . . . . . . . . . . .       20,766
Bank's liability on acceptances
  executed and outstanding . . . . . . . . . . . . . . . . . .      951,116
Subordinated notes and debentures. . . . . . . . . . . . . . .    1,020,400
Other liabilities. . . . . . . . . . . . . . . . . . . . . . .    1,522,884
Total liabilities. . . . . . . . . . . . . . . . . . . . . . .   40,456,160


EQUITY CAPITAL

Common stock . . . . . . . . . . . . . . . . . . . . . . . . .      942,284
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . .      525,666
Undivided profits and capital
  reserves . . . . . . . . . . . . . . . . . . . . . . . . . .    2,129,376
Net unrealized holding gains (losses)
  on available-for-sale securities . . . . . . . . . . . . . .   (   2,073)
Cumulative foreign currency
  translation adjustments. . . . . . . . . . . . . . . . . . .   (   8,403)
Total equity capital . . . . . . . . . . . . . . . . . . . . .    3,586,850
Total liabilities and equity capital . . . . . . . . . . . . .  $44,043,010

                                                                  EXHIBIT 7
                                                              (Page 3 of 3)

    I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Robert E. Keilman


    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

    J. Carter Bacot  )
    Thomas A. Renyi  )           Directors
    Alan R. Griffith )